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                                                           EXHIBIT 23.3



                   CONSENT OF INDEPENDENT AUDITORS

Toymax International, Inc.


We consent to the use in this Registration Statement of Toymax International, Inc., on Form S-1 of our report dated November 11, 1995, except Note 1 as to which the date is _______________, 1997 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Deloitte Touche Tohmatsu
Hong Kong

October   , 1997



    The accompanying financial statements retroactively reflect the formation of the Company and its combination with Toymax (H.K.) Limited and Toymax, Inc., which is to be effected prior to the effective date of this Registration Statement. The above Consent is in the form which will be signed by Deloitte Touche tohmatsu upon consummation of such formation and combination, which is described in Note 1 of Notes to Consolidated Financial Statements, and assuming that from November 11, 1995, to the date of the formation and combination, no other events shall have occurred that would affect the accompanying financial statements and notes thereto.

Deloitte Touche Tohmatsu
Hong Kong
October 14, 1997